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                                                                 EXHIBIT 10(uuu)

                                AMENDMENT TO THE
                              CERPROBE CORPORATION
                           CHANGE OF CONTROL AGREEMENT

                  This Amendment ("Amendment") to the Cerprobe Corporation Change of Control Agreement ("Agreement") is made and entered into by and between CERPROBE CORPORATION ("Company") and Daniel J. Hill ("Executive"), as of the 17th day of August, 2000.

                                    RECITALS

         A. The Company and Executive have entered into the Agreement providing Executive with a special package of benefits if Executive's employment with the Company is terminated by the Company without Cause or if Executive terminates employment with the Company for Good Reason within two years following a Change of Control.

         B. The Company wishes to amend the Agreement to eliminate the ceiling on benefits in the event total payments paid to Executive due to a Change in Control exceed prescribed limits under Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), and to require the Company to make an additional payment to Executive in the amount of the excise tax plus any additional income tax liability resulting from payments made to Executive in excess of the limits under Sections 28OG and 4999 of the Code.

         C. The Company and Executive accordingly agree that the terms of the Agreement are amended as of the date of this Amendment.

                                    AGREEMENT

         1. Paragraph 8 of the Agreement is hereby amended in its entirety to read as follows:

                  8 ADDITIONAL PAYMENT. If the present value of any "parachute payment" made to you under this Agreement (together with payments under any other agreement.) would cause the payment to be characterized as an "excess parachute payment" as such terms are defined in Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), the Company shall make an additional payment to you in an amount equal to the excise tax you are required to pay under Section 4999 of the Code plus any additional income tax liability resulting from such payment.

         2. Paragraph 16 of the Agreement is hereby amended in its entirety to read as follows:

                  All claims, disputes and other matters in question between the parties arising under this Agreement shall, unless otherwise provided herein (such as in Section 9(d)), be resolved


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         in accordance with the arbitration or alternative dispute resolution provisions included in your Employment Agreement.

         3. The third sentence in Paragraph 19 of the Agreement is hereby deleted in its entirety.

         4. This Amendment shall amend only the terms of the Agreement as set forth above, and those terms not expressly amended shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer and the Executive has signed this Amendment as of the date first written above.

                                                CERPROBE CORPORATION



                                                ________________________________
                                                Ross J. Mangano
                                                Chairman of the Board



                                                EXECUTIVE


                                                ________________________________



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